Wang Zhibin Schedule 13D Amendment No. 1

Exhibit 10.8

Stock Purchase Agreement, dated Sep.10, 2009,
by and between Wang Zhibin and Wang Xiaofeng

[See attached.]

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of September 10, 2009 by and between Wang Zhibin (the "Seller") and Wang Xiaofeng (the "Purchaser").

W I T N E S S E T H:

1. Sale of Stock. The Seller is the owner of at least 75,000 shares of the Common Stock, $.001 par value per share (the "Common Stock") of Orsus Xelent Technologies, Inc., a Delaware corporation (the "Company"). Upon the terms and subject to the conditions of this Agreement, the Seller hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Seller 75,000 shares of Common Stock (the "Shares") for $0.65 per share for the aggregate purchase price of $48,750 (the "Purchase Price").

2. Payment of Purchase Price. On the date hereof, the Purchaser shall pay to the Seller the Purchase Price for the Shares by certified check or wire transfer of immediately available funds to an account designated in writing by the Seller.

3. Transfer of Shares. No later than two (2) business days after receipt by the Seller of the Purchase Price, the Seller shall execute and deliver the certificate representing the Shares and a Letter of Instruction, substantially in the form attached hereto as Exhibit "A", to the Company's transfer agent, Corporate Stock Transfer, instructing the Company's transfer agent to record the transfer on the stock books of the company and to register and issue a stock certificate representing the Shares in the name of the Purchaser.

4. Representations and Warranties of the Purchaser. In connection with the purchase of the Shares, the Purchaser represents to the Seller and Company as follows:

(a) The Purchaser is experienced in evaluating and investing in new companies and companies with limited operating histories such as the Company. The Purchaser is a sophisticated investor with such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of a prospective investment in the Shares.

(b) The Purchaser is not relying on the Seller or the Company or any of their respective employees, representatives or agents. The Purchaser has carefully considered and has, to the extent the Purchaser believes such discussion is necessary, discussed with the Purchaser's professional legal, tax, accounting and financial advisors the suitability of an investment in the Shares for the Purchaser's particular tax and financial situation and has determined that the shares are a suitable investment for the Purchaser.

(c) The Purchaser realizes that the purchase of the Shares will be a highly speculative investment. The Purchaser recognizes an investment in the Company involves substantial risks. The Purchaser understands all risks related to the purchase of the shares.

(d) The Purchaser is acquiring the Shares for investment for the Purchaser's own account and not with a view to, or for resale in connection with, any distribution. The Purchaser understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), by reason of a specific exemption form registration provisions of the

Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

(e) The Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Act which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, in cases where the Purchaser (I) is not an affiliate of the Company, (i) resale occurring not less than six (6) months after the Purchaser has purchased and paid for the securities to be sold, and (ii) the availability of certain current public information about the Company, and (II) is an affiliate of the Company, among other things; (i) the availability of certain current public information about the Company; (ii) the resale occurring not less than six (6) months after a party has purchased and paid for the securities to be sold; (iii) the sale being through a "broker's transaction" or in transactions directly with a "market maker" and, (iv) the number of Shares being sold during any three (3) month period not exceeding specified limitations.

(f) The Purchaser acknowledges that no representations and/or warranties are being made by or on behalf of the Company in connection with this Agreement or the purchase and sale of the Shares.

5. Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser as follows:

(a) The Seller is the sole beneficial and record owner of the Shares, and the Seller has good, clear and marketable title to the Shares, free and clear of any liens, claims, contractual restrictions, pledges, security interests, charges, escrows, options, rights of first refusal, mortgages, indentures, security agreement or other agreements, contracts, commitments, understandings or obligations, or other encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under state and federal securities laws.

(b) The Seller has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

(c) The execution and delivery by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby will not conflict with, or result in a violation of, any agreement or other document or instrument to which the Seller is a party or by which it, or any of its assets or properties is bound.

6. Legends. Each certificate representing the Shares may be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws);

> THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT

PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

7. General Provisions.

(a) Entire Agreement; Amendment. This Agreement constitutes the entire Agreement between the parties and supersedes all prior and contemporaneous agreements, representations and understandings. No supplement, modification or amendment shall be binding unless executed in writing by both parties.

(b) Paragraph Headings. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(c) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.

(d) Successors and Assigns. The terms and conditions of this Agreement shall be binding upon, and the benefits shall inure to the benefit of, the successor, including any successor resulting from a merger or similar reorganization, assigns, heirs and personal representatives of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement on or as of the date and year first above written.

SELLER:

____
Wang Zhibin

PURCHASER:

____
Wang Xiaofeng

EXHIBIT "A"

__________, 2009

Corporate Stock Transfer
3200 Cherry Creek Drive South
Suite 430
Denver, CO 80209

Re: Orsus Xelent Technologies, Inc. – Transfer of Stock by Wang Zhibin

Ladies and Gentlemen:

I, Wang Zhibin, am writing regarding the shares of common stock, par value $0.01 per share of the Corporation (the "Common Stock"), held in my name. I have enclosed a copy of my passport signature page and the original of the stock certificate issued in my name, executed by myself on the reverse side, bearing certificate number ____, representing an amount of 6,000,000 shares of Common Stock (the "Seller Stock Certificate"). The Seller Stock Certificate bears a restrictive legend. I desire to transfer my shares of Common Stock to the following individuals (the "New Stockholders") in the following amounts:

Name	Number of Shares	Home Address	Social Security or Tax ID # (if US citizen)

The New Stockholder's stock certificates shall bear the same restrictive legend as the Seller Stock Certificate and shall be delivered to the persons in the table above, in the amounts and to the addresses set forth above, by [FedEx/UPS] overnight mail under account number [____________]. Please retain any stock certificates representing any shares of Common Stock remaining in my name after giving effect to the above transfer.

Very truly yours,

Wang Zhibin